UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2012

REAL ESTATE ASSOCIATES LIMITED VII

(Exact name of registrant as specified in its charter)

California	0-13810	95-3290316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Beattie Place Post Office Box 1089 Greenville, South Carolina 29602

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (864) 239-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Real Estate Associates Limited VII (the “Partnership”) announced that, in connection with the transactions described in Item 7.01 of this current report, effective February 6, 2012, Mr. John McGrath has resigned as the equivalent of the chief executive officer of the Partnership. To fill this vacancy, the sole member of the corporate general partner of the Partnership has appointed Mr. John Bezzant. Effective February 7, 2012, Mr. Bezzant will serve as an Executive Vice President of the corporate general partner of the Partnership and the equivalent of the chief executive officer of the Partnership. In January 2011, Mr. Bezzant was appointed Executive Vice President, Transactions of Apartment Investment and Management Company (“AIMCO”), the ultimate parent company of the Partnership’s general partner, where he is responsible for portfolio management and analytics, disposition and acquisition activities, and asset management of the affordable portfolio. He joined AIMCO as Senior Vice President — Development in June 2006. Prior to joining AIMCO, from 2005 to 2006, Mr. Bezzant was a First Vice President at Prologis, a Denver, Colorado-based real estate investment trust, and from 1986 to 2005, Mr. Bezzant served as Vice President, Asset Management at Catellus Development Corporation, a San Francisco, California-based real estate investment trust.

Item 7.01	Regulation FD Disclosure.

On January 31, 2012, AIMCO/Bethesda Holdings, Inc., a wholly-owned subsidiary of AIMCO (“Bethesda Holdings”), entered into a management agreement with a third party management services company for the management of a portfolio of approximately 147 properties with 10,184 units held by entities, including the Partnership, in which Bethesda Holdings has minority limited and general partner interests. On January 31, 2012, Bethesda Holdings also entered into an option agreement with the management company pursuant to which it granted the company the exclusive option, for a period ending on December 27, 2013, to purchase Bethesda Holdings’ minority interests in the portfolio. AIMCO expects the sale of such interests to be completed later this year, pending the satisfaction of certain closing conditions.

Cautionary Statements regarding Forward-Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words are intended to identify such forward-looking statements. For example, AIMCO’s expectation that the sale of the asset-managed portfolio will close later this year is a forward-looking statement. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. All forward-looking statements made in this current report are made as of the date hereof, and the Partnership assumes no obligation to update the forward-looking statements included in this current report whether as a result of new information, future events, or otherwise. Please refer to the Partnership’s most recent annual report on Form 10-K and subsequent periodic reports and other filings with the Securities and Exchange Commission (“SEC”) for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC’s electronic data gathering analysis and retrieval system at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2012	REAL ESTATE ASSOCIATES LIMITED VII

	By:	National Partnership Investments, LLC,
Corporate General Partner

	By:	/s/ Trent Johnson
Trent Johnson
Vice President